UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 30, 2015

UNUM GROUP
(Exact name of registrant as specified in its charter)

Delaware	001-11294	62-1598430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Fountain Square
Chattanooga, Tennessee 37402
(Address of principal executive offices)(Zip Code)

(423) 294-1011
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 3, 2015, Unum Group (the “Company”) announced that its President and Chief Executive Officer, Thomas R. Watjen, will retire as President effective April 1, 2015 and as Chief Executive Officer effective upon the conclusion of the Company’s annual meeting of shareholders to be held on May 21, 2015 (the “2015 Annual Meeting”). Mr. Watjen, who is also a member of the Company’s Board of Directors (the “Board”), will continue to serve on the Board, and if re-elected at the 2015 Annual Meeting will assume the role of non-executive Chairman of the Board effective upon the conclusion of the 2015 Annual Meeting, with the intent of serving through the Company’s 2017 Annual Meeting of Shareholders. William Ryan, 71, the Company’s current Chairman, will continue to serve as the Lead Independent Director upon the conclusion of the 2015 Annual Meeting (if he is re-elected) until the 2016 Annual Meeting of Shareholders, at which time he will have attained the Company’s mandatory retirement age of 72. Mr. Watjen, 60, has served as the Company’s Chief Executive Officer since 2003.

The Company also announced that the Board has named Richard P. McKenney, 46, who currently serves as the Company’s Chief Financial Officer, to succeed Mr. Watjen as President effective April 1, 2015, and as Chief Executive Officer effective May 21, 2015, upon the conclusion of the 2015 Annual Meeting. Mr. McKenney has also been elected to the Board effective April 1, 2015. Mr. McKenney has served as Executive Vice President and Chief Financial Officer since August 2009 after joining the Company in July 2009. Prior to joining the Company, Mr. McKenney served as Executive Vice President and Chief Financial Officer of Sun Life Financial Inc., an international financial services company.

The Company also announced that the Board has named John F. McGarry, 56, who currently serves as the Company’s Executive Vice President, President and Chief Executive Officer, Closed Block Operations to succeed Mr. McKenney as Chief Financial Officer, effective April 1, 2015. Mr. McGarry has served as Executive Vice President, President and Chief Executive Officer, Closed Block Operations since August 2013, after having served as Executive Vice President, Individual Disability and Long-term Care Closed Block Operations from September 2012. He previously served as Executive Vice President, President and Chief Executive Officer, Unum UK from July 2010, and as Senior Vice President, Benefits, Individual Disability, and National Client Group Business, Unum US from January 2010. Prior to that, he served in various other capacities within Unum US. Mr. McGarry originally joined a Unum Group predecessor company in 1986.

For serving as the non-executive Chairman, Mr. Watjen will receive an annual cash retainer of $200,000, in addition to the $95,000 annual cash retainer and the annual restricted stock unit award with a value of $140,000 that all non-employee directors receive for their service on the Board. For serving as the Lead Director, Mr. Ryan will receive an additional $50,000 annual cash retainer, in addition to the compensation that all non-employee directors receive for their service on the Board.

In connection with his appointment, the Human Capital Committee of the Board (the “Committee”) has approved the terms of Mr. McKenney’s new compensation package to take effect on April 1, 2015. Mr. McKenney will be paid a base salary of $975,000 and his annual incentive target will be 175% of eligible earnings. For the 2015 performance year (award payable in 2016), his annual incentive target will be prorated based on the positions he holds during the year and their respective targets. His annual long-term incentive target will be $5 million. Assuming the incentive funding performance requirement is met, his long-term incentive award to be granted in 2015 will be prorated for the portion of the year that he would serve as Chief Executive Officer and set at $3,000,000. This award will be granted as a mix of 50% performance-based restricted stock units and 50% performance share units. These terms are outlined in a letter agreement with Mr. McKenney, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Mr. McKenney also will be entitled to certain severance benefits under a severance agreement dated effective as of April 1, 2015. This agreement will replace his existing change in control severance agreement, which is described in the Company’s proxy statement, and provide comparable severance benefits, except that upon the occurrence of certain terminations of employment within 2 years after a change in control, the severance payment will be 3 times salary plus bonus and medical and other benefits will be continued for 3 years after termination. The agreement also provides for severance when termination of employment occurs outside the 2-year period following a change in control, and in such circumstances the severance payment will be 2 times salary and bonus and medical and other benefits will be continued for 2 years after termination. The agreement also includes “best net” provisions that will serve to eliminate the excise tax gross-up provisions in his existing agreement. In addition, the Company has entered into an aircraft time-sharing agreement with Mr. McKenney dated effective as of May 21, 2015, pursuant to which he agrees to reimburse the Company for the costs of his personal use of the corporate aircraft. Mr. McKenney will not receive any compensation for serving on the Board. Copies of the severance agreement and aircraft time-sharing agreement are attached hereto as Exhibits 10.2 and 10.3, respectively, and incorporated herein by reference.

The Committee has also approved the terms of Mr. McGarry’s new compensation package to take effect on April 1, 2015. Mr. McGarry will be paid a base salary of $550,000 and his annual incentive target will be 100% of eligible earnings. For the 2015 performance year (award payable in 2016), his annual incentive target will be prorated based on the positions he holds during the year and their respective targets. His annual long-term incentive target will be 150% of base salary. Assuming the incentive funding performance requirement is met, his long-term incentive award to be granted in 2015 will be prorated for the portion of the year that he would serve as Chief Financial Officer and set at $618,750. This award would be granted as a mix of 50% performance-based restricted stock units and 50% performance share units.

A copy of the news release issued by the Company announcing Mr. Watjen’s planned retirement as Chief Executive Officer, Mr. McKenney’s selection as Mr. Watjen’s successor, and Mr. McGarry’s selection as Mr. McKenney’s successor is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits. The following exhibits are filed with this report:

10.1	Letter Agreement with Richard P. McKenney, dated January 30, 2015.

10.2	Severance Agreement by and between Unum Group and Richard P. McKenney, dated effective as of April 1, 2015.

10.3	Aircraft Time-Sharing Agreement by and between Unum Group and Richard P. McKenney, dated effective as of May 21, 2015.

99.1	News release of Unum Group dated February 3, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unum Group
(Registrant)

Date: February 3, 2015	By:	/s/ Susan N. Roth
		Name:	Susan N. Roth
		Title:	Vice President, Transactions, SEC
and Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Letter Agreement with Richard P. McKenney, dated January 30, 2015.

10.2	Severance Agreement by and between Unum Group and Richard P. McKenney, dated effective as of April 1, 2015

10.3	Aircraft Time-Sharing Agreement by and between Unum Group and Richard P. McKenney, dated effective as of May 21, 2015.

99.1	News release of Unum Group dated February 3, 2015